SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 31, 2015

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2015, Roanoke Gas Company (“Roanoke”), the utility subsidiary of RGC Resources, Inc. (“Resources”) entered into a new Revolving Line of Credit Note in the original principal amount of $24,000,000 (the or this “Note”) in favor of Wells Fargo Bank, N.A. (“Wells Fargo”). This Note replaces the Revolving Line of Credit Note dated March 31, 2014 in the original principal amount of $19,000,000. The new Note expires on March 31, 2016.

The purpose of the Note is to provide working capital financing for Roanoke’s operations and bridge financing for its pipeline replacement program. This Note provides for a variable interest rate based upon 30-day LIBOR and multiple-tier borrowing limits to accommodate seasonal borrowing demands. The Note provides for borrowing limits that range from $6,000,000 to a maximum of $24,000,000 during the term of the Note.

In connection with the Note, Roanoke entered into a new Credit Agreement that replaces the prior agreement dated March 30, 2012 and subsequent amendments. The new Credit Agreement maintained much of the same provisions as contained in the prior credit agreement in addition to the updated limits related to the new Note.

Resources also entered into a Continuing Guaranty (“Guaranty”) with Wells Fargo. This Guaranty specifies the rights and obligations of Resources as a guarantor of Roanoke’s obligations with Wells Fargo either currently or those entered into prospectively.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Note, which is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

10.1	Revolving Line of Credit Note in the original principal amount of $24,000,000 by Roanoke Gas Company in favor of Wells Fargo Bank, N.A. dated March 31, 2015.

10.2	Credit Agreement by and between Roanoke Gas Company and Wells Fargo Bank, N.A. dated March 31, 2015.

10.3	Continuing Guaranty by RGC Resources, Inc. in favor of Wells Fargo Bank, N.A. dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: April 3, 2015	By: /s/Paul W. Nester

Paul W. Nester
Vice President, Treasurer, CFO and Secretary